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Exhibit 10.16

                       EMPLOYEE PROFIT SHARING BONUS PLAN
                                       OF
                       VERTEX COMMUNICATIONS CORPORATION
              (AS AMENDED AND RESTATED EFFECTIVE OCTOBER 1, 1995)


         1. PURPOSE OF PLAN. The Employee Profit Sharing Bonus Plan is intended to promote the growth and development of the Company by providing bonus compensation as a reward to those employees who contribute by their ability, industry, and longevity to the growth, development, and profitability of the Company.

         2. DEFINITIONS. For purposes of the Plan, the following terms shall have the ascribed meanings unless otherwise clearly apparent from the context:

                 "Annual Operating Plan" (AOP) - shall mean the projected plan of operations of the Company or each of its Divisions, as applicable, as approved by the Board of Directors for a designated Fiscal Year.

                 "Board of Directors" - shall mean the Board of Directors of Vertex Communications Corporation.

                 "Bonus" - shall mean a cash distribution to be made to a Participant for a Fiscal Year as determined in accordance with the provisions of the Plan.

                 "Bonus Fund" - shall mean the targeted amount established each Fiscal Year for the Company and each of its Divisions by the Board of Directors to fund the payment of the Bonuses for such Fiscal Year hereunder.

                 "Bonus Share" - shall mean the share of the Bonus Fund allotted to each Participant in accordance with the provisions of the Plan.

                 "Company" - shall mean Vertex Communications Corporation.

                 "Compensation Committee" - shall mean the Compensation Committee of the Board of Directors.

                 "Division" - shall mean any Division of the Company, including Vertex Antenna Division, Vertex Control Systems Division, and Vertex Integrated Satellite Antenna Technology Division, and any other Division of the Company to which this Plan shall hereafter become applicable by action of the Board of Directors..

                 "Employee" - shall mean a person who is in the regular full-time employment of the Company or a Division as determined by the personnel policies and practices of the Company or such Division for the entire Fiscal Year applicable to the Plan, except, however, any such person who is an officer or director of the Company or a participant pursuant to the Management Incentive Compensation Plan of the Company or a Division thereof for such Fiscal Year.
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                 "Fiscal Year" - shall mean the taxable year of the Company or its Divisions, as applicable, ending September 30.

                 "Participant" - shall mean any employee who is eligible to receive a Bonus during the Fiscal Year.

                 "Plan" - shall mean the Employee Profit Sharing Bonus Plan of the Company and its Divisions as amended and restated effective as of October 1, 1995.

                 "Pretax Income" - shall mean for each Fiscal Year the net incomes of the Company or such Division, as applicable, before federal and state taxes determined in accordance with generally accepted accounting principles consistently applied and as approved by the independent public accountants who have examined the financial accounts and records of the Company and each of its Divisions for such Fiscal Year; provided, however, that such Pretax Income determination shall be adjusted to include the effect of the amount of any Bonus paid or to be paid to a Participant pursuant to the Plan.

                 "Projected Pretax Income" - shall mean for each Fiscal Year the level of Pretax Income projected and approved by the Board of Directors to be achieved by the Company and each of its Divisions, respectively, for such Fiscal Year pursuant to the Annual Operating Plan as related to the Company or its appropriate Divisions, as applicable, for such Fiscal Year.

         3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee appointed by the Board of Directors. The Compensation Committee shall consist of not less than two (2) members of the Board of Directors. The Board of Directors may from time to time appoint members of the Compensation Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Compensation Committee. The Compensation Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable.

                 A majority of the members of the Compensation Committee shall constitute a quorum. All action of the Compensation Committee shall be taken by a majority of its members. Any action may be taken by written instrument signed by a majority of the members, and any action so taken shall be deemed fully as effective as if it had been taken by a vote of the majority of the members at the meeting duly called and held. The Compensation Committee may appoint a Secretary, shall keep minutes of its meetings, and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                 The Compensation Committee shall have the sole authority and power, subject to the express provisions and limitations of the Plan, to construe the Plan and to adopt, prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all determinations necessary or advisable for administering the Plan. No member of the Board of Directors or the Compensation Committee shall be liable for any action or determination made in good faith with respect to the Plan.

                 All determinations, decisions, and directions made or given by the Board of Directors or the Compensation Committee under the Plan shall be final and conclusive. The decision of the Board of Directors or the Compensation Committee on any question concerning or involving the interpretation or administration of the Plan shall be final and conclusive, and no provision of the Plan shall be deemed to give any Employee, his/her legal representative or assigns, any right to participate in the Plan, except to such extent, if any, as the Compensation Committee may have determined or approved pursuant to the provisions of the Plan.
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         4.      PARTICIPATION IN THE PLAN.  All Employees in the regular
employ of the Company or a Division as of the beginning of each Fiscal Year (October 1) are eligible to participate in the Plan.

         5. DETERMINATION OF THE BONUS FUND. Prior to the commencement of each Fiscal Year, the Board of Directors shall determine the Projected Pretax Income of the Company and each Division, respectively, for such Fiscal Year and the amount of the Bonus Share of each Participant in and to the Bonus Fund for such Fiscal Year, subject to the terms of the Plan. Within thirty (30) days thereafter, the Compensation Committee shall determine the Bonus Share of the Bonus Fund to be allocated to each Participant for such Fiscal Year pursuant to the following procedures:

                 Step One:
                 The aggregate number of years of employment service of each Participant with the Company or the Division, as applicable, shall be multiplied by the hourly rate of compensation of each such Participant on October 1 of such Fiscal Year.

                 Step Two:
                 The mathematical products thus determined in Step One above for all Participants employed by the Company or Division, as applicable, shall be aggregate in a total sum.

                 Step Three:
                 The quotient (expressed as a percentage) obtained by dividing the amount determined in Step One above as to each Participant by the aggregate amount determined in Step Two above shall constitute the Bonus Share of each respective Participant in and to the Bonus Fund for such Fiscal Year.

                 Step Four:
                 The amount of the Bonus Share of each Participant (expressed in dollars) in and to the Bonus Fund for each Fiscal Year shall be determined by multiplying the bonus Fund for such Fiscal Year applicable to the Company or Division, as appropriate, by the quotient obtained in Step Three above as to such Participant.

                 Adjustments:
                 In the event the Pretax Income actually achieved by the Company or Division, as applicable, for a Fiscal Year is less than the Projected Pretax Income for the Company or such Division, as applicable, pursuant to the Annual Operating Plan for such Fiscal Year, the amounts of the Bonus Fund and the respective Bonum Shares of the Participants for such Fiscal Year shall each be decreased proportionately by the percentage decrease represented by the amount such Pretax Income achieved is less than such Projected Pretax Income for such Fiscal Year. Conversely, in the event the Pretax Income actually achieved by the Company or Division, as applicable, for a Fiscal Year is more than the Projected Pretax Income for the Company or such Division, as applicable, pursuant to the Annual Operating Plan for such Fiscal Year, the amounts of the Bonus Fund and the respective Bonus Shares of the Participants for such Fiscal Year shall each be increased proportionately by the percentage increase represented by the amount such Pretax Income achieved exceeds such Projected Pretax Income for such Fiscal Year.

                 The Compensation Committee shall notify each Participant in the Plan of his/her Bonus Share for such Fiscal Year as soon as practical after the projected amount thereof has been determined in accordance with the provisions of the Plan.
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         6.      AWARD OF BONUS COMPENSATION.  Within sixty (60) days after completion of the Company's Fiscal Year, the Compensation Committee shall determine the amount of the Bonus to be paid to each Participant for such Fiscal Year by dividing the audited Pretax Income of the Company or Division, as applicable, actually achieved by the Projected Pretax Income of the Company or Division, as applicable, for such Fiscal Year as determined by the Board of Directors pursuant to the Annual Operating Plan for such Fiscal Year for each entity, respectively. The percentage thus determined shall then be multiplied by each Participant's approved Bonus Share to determine individual Bonuses payable to Participants for such Fiscal Year. The amount of bonus compensation thus determined shall be distributed by the Company and each Division, as applicable, to the Participants within sixty (60) days following the close of such Fiscal Year.

         7. FORFEITURE OF INCENTIVE COMPENSATION. A Participant shall be entitled to and shall receive the full amount of his/her Bonus for a Fiscal Year, provided such Participant remains in the full-time employ of the Company or the Division, as applicable, for such entire Fiscal Year. A Participant whose employment is terminated for any reason shall forfeit his/her participation in the Plan and shall not be entitled to any Bonus for such Fiscal Year. Notwithstanding the preceding, in the event of the death, retirement, permanent disability, or any extended absence of a Participant, the Compensation Committee shall have the power and authority to determine whether an award should be paid to such Participant for such Fiscal Year. The determination of the Compensation Committee in the exercise of such power and authority in its sole discretion shall be final and binding upon each Participant and anyone claiming by or through such Participant.

         8. AMENDMENT OR TERMINATION. The Board of Directors may, from time to time, amend, modify, change, suspend, or terminate, in whole or in part, any or all of the provisions of the Plan, except that:

                 (a) No amendment, modification, change, suspension, or termination may affect any right of any Participant to receive a Bonus made to him/her prior to the effective date of such amendment, modification, change, suspension, or termination; and,

                 (b) No amendment, modification, or change may withdraw the obligation and right of interpretation and administration of the Plan from the Compensation Committee.

         9. NO RIGHT TO EMPLOYMENT. Nothing in the Plan shall be deemed to give any Employee or his/her legal representative or assigns, or any other person or entity claiming under or though him/her, any contract or other right to participate in the benefits of the Plan other than as expressly set forth herein. Nothing in the Plan shall be construed as constituting a commitment, guarantee, agreement, or understanding of any kind or nature that the Company or any Division will continue to employ any individual (whether or not an Employee or a Participant); nor shall the Plan affect in any way the right of the Company or its Divisions to terminate the employment of any individual (whether or not an Employee or a Participant) at any time.

         10. INDEMNIFICATION OF COMPENSATION COMMITTEE. In addition to such other rights of indemnification as they may have as members of the Board of Directors or as members of the Compensation Committee, the members of the Compensation Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceedings, or in connection with any appeal thereof, to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in
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satisfaction of a judgment in any such action, suit, or proceedings, except in relation to matters as to which it shall be adjudged in such action, suit, or proceedings that such Compensation Committee member is liable for negligence or misconduct in the performance of his/her duties, provided that within thirty
(30) days after institution of any such action, suit, or proceedings a Compensation Committee member shall in writing offer the Company the opportunity, at its own expense, to pursue and defend the same.

         11. EFFECTIVE DATE AND TERM. This Plan (as hereby amended and restated) supersedes all prior employee profit sharing bonus plans of the Company or a respective Division, and shall be effective commencing as of October 1, 1995, and shall remain in effect until terminated by the Board of Directors.

Executed this 26th day of September, 1995.

                                        VERTEX COMMUNICATIONS CORPORATION


                                        By: /s/ J. Rex Vardeman
                                            J. REX VARDEMAN, President
ATTEST:


By: /s/ Bill R. Womble
    BILL R. WOMBLE, Secretary